UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2007

EAGLE BROADBAND, INC.
(Exact name of registrant as specified in its charter)

TEXAS	1-15649	76-0494995
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 COURAGEOUS DRIVE LEAGUE CITY, TEXAS 77573
(Address of principal executive offices) (Zip Code)

(281) 538-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2007, the company executed an Asset Purchase Agreement with Optical Entertainment Network, Inc. (“OEN”), under which OEN has agreed to purchase the company’s fiber optic network located in Harris County and Fort Bend County, Texas.  Under the Agreement, the transaction will close on June 15, 2007, upon which OEN will deliver to the company $200,000 in cash and a promissory note for $1,700,000.  The promissory note will be secured by the network, will bear interest at 9% per annum, and will provide for 12 monthly payments of $100,000 each followed by a balloon payment on July 15, 2008 for the outstanding principle balance and accrued interest.  The asset purchase agreement will also provide that upon the subsequent sale of the network by OEN, or the sale of OEN itself, OEN will pay the company $800,000 in cash.

Item 8	Exhibits.

Exhibit 10.1 Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BROADBAND, INC.
(Registrant)

DATE: May 31, 2007	By:	/s/ DAVID MICEK
David Micek
President and Chief Executive Officer